Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-118341, 333-128882, 333-143620, 333-167330 and 333-182049) and Form S-3 (File Nos. 333-127710, 333-129213, 333-153471, 333-159716, 333-173374, 333-177167, 333-182953 and 333-193588) of Idenix Pharmaceuticals, Inc. of our report dated February 24, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2014